Exhibit 99

Joint Filer Information

Each of the following joint filers has designated Crestview Partners III GP, L.P. as the “Designated Filer” for purposes of the attached Form 3:

1.	Crestview III USWS TE, LLC

c/o Crestview Partners

590 Madison Avenue, 36th Floor

New York, NY 10022

2.	Crestview III USWS, L.P.

c/o Crestview Partners

590 Madison Avenue, 36th Floor

New York, NY 10022

Date of Event Requiring Statement: November 9, 2018

Issuer Name and Ticker or Trading Symbol: U.S. Well Services, Inc. [USWS]

Crestview III USWS TE, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

Crestview III USWS, L.P.

By:     Crestview III USWS GenPar, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

ADAM J. KLEIN

By:	/s/ Ross A. Oliver, as Attorney-in-Fact

Date: November 19, 2018